UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)

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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 On February 16, 2016, Cimpress N.V. and Sean Quinn, Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer), entered into an Executive Retention Agreement. Under this agreement, if Cimpress terminates Mr. Quinn’s employment without cause (as defined in the agreement) or Mr. Quinn terminates his employment for good reason (as defined in the agreement) before a change in control of Cimpress or within one year after a change in control (as defined in the agreement), then he is entitled to receive:

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A lump sum severance payment equal to one year’s salary and bonus. This severance payment is based on Mr. Quinn’s then current base salary plus the greater of (1) his target bonus for the then current fiscal year, or (2) his target bonus for the then current fiscal year multiplied by the average actual bonus payout percentage for the previous three fiscal years.

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With respect to any outstanding annual cash incentive award under Cimpress' Performance Incentive Plan, a pro rata portion, based on the number of days from the beginning of the then current fiscal year until the date of termination, of Mr. Quinn’s target incentive for the fiscal year multiplied by the average actual payout percentage for the previous two fiscal years. If there is no change in control of Cimpress during the fiscal year, this pro rata portion is capped at the actual amount of annual incentive that Mr. Quinn would have received had he remained employed by Cimpress through the end of the fiscal year.

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With respect to any outstanding multi-year award under Cimpress' Performance Incentive Plan, a pro rata portion, based on the number of days from the beginning of the then current performance period until the date of termination, of Mr. Quinn’s mid-range target incentive for the then current performance period multiplied by the average actual payout percentage for the previous two fiscal years. If there is no change in control of Cimpress during the applicable performance period, this pro rata portion is capped at the actual amount of incentive for the performance period that Mr. Quinn would have received had he remained employed by Cimpress through the end of the performance period.

•	The continuation of all other employment-related benefits for one year after the termination.

         The agreement also provides that, upon a change in control of Cimpress, all equity awards granted to Mr. Quinn will accelerate and become fully vested; his multi-year cash incentive awards under Cimpress' Performance Incentive Plan will accelerate such that he will receive the mid-range target bonus for the then current performance period and each performance period after the change in control; and he will receive a pro rata portion, based on the number of days in the fiscal year before the change in control, of his target annual cash incentive award for that fiscal year. In addition, if after a change in control Cimpress’ successor terminates Mr. Quinn without cause, or he terminates his employment for good reason (as defined in the agreement), then each of his equity awards remains exercisable until the earlier of one year after termination or the original expiration date of the award.

The foregoing is not a complete description of the parties’ rights and obligations under the Executive Retention Agreement and is qualified by reference to the full text and terms of the agreement, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

See the Exhibit Index attached to this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2016	CIMPRESS N.V.

	By:	/s/Robert S. Keane
Robert S. Keane
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Executive Retention Agreement dated February 16, 2016 between Cimpress N.V. and Sean Quinn